Unica Announces Financial Results for the Fourth Quarter and
Full Year Fiscal 2009

WALTHAM, Mass. – November 9, 2009 – Unica Corporation (Nasdaq: UNCA), the recognized leader in marketing software solutions, today announced financial results for its fourth quarter fiscal and full year ended September 30, 2009.

For the fourth quarter fiscal 2009, the company reported total revenue of $24.4 million, compared with $28.6 million for the fourth quarter of fiscal 2008. Subscription revenue was $5.6 million, an increase of 28%, perpetual license revenue was $3.8 million, a decrease of 52%, maintenance revenue on perpetual licenses was $11.2 million, a decrease of 5%, and services revenue was $3.8 million, a decrease of 16%, each compared to the fourth quarter of fiscal 2008.

Yuchun Lee, chief executive officer of Unica Corporation, stated “As we enter fiscal 2010, there are a number of reasons that we have growing optimism about the direction of Unica’s business. Our normalized total revenue has been stable for the past three quarters and our subscription revenue growth remained strong throughout fiscal 2009. We have recently introduced the most significant releases to our enterprise and on-demand product lines in the history of the company. The strength of our technology continues to be reinforced by industry analysts and flagship wins.”

Lee added, “Unica’s growing traction in the web analytics segment of the market continues to be an important driver to the overall growth of our subscription-based business. During the fourth quarter, we won a highly competitive evaluation with IBM, resulting in a significant multi-year agreement in which Unica will serve as IBM’s standard web analytics platform. In addition to winning stand-alone web analytics decisions, we believe a growing number of mid-market customers and divisions of large companies will be attracted to our recently launched Interactive Marketing OnDemand™ product that provides the industry’s first fully integrated software-as-a-service EMM solution.”

For the quarter ended September 30, 2009, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $1.9 million, compared to loss from operations of $1.5 million for the quarter ended September 30, 2008. GAAP loss from operations for the quarter ended September 30, 2009 includes $1.9 million of non-cash share-based compensation expense, $351,000 of amortization of acquired intangible assets and $2.2 million related to a previously disclosed restructuring charge.

GAAP net loss for the quarter ended September 30, 2009 was $1.2 million, compared to GAAP net loss of $9.4 million for the quarter ended September 30, 2008. GAAP net loss per share for the quarter ended September 30, 2009 was $0.06, compared to GAAP net loss per share of $0.46 in the corresponding quarter of the prior year.

For the quarter ended September 30, 2009, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangible assets, was $268,000. Non-GAAP operating income includes the above mentioned $2.2 million restructuring charge recognized during the fourth quarter. Non-GAAP income from operations was $1.0 million in the year ago period.

Non-GAAP net income was $358,000 for the quarter ended September 30, 2009, compared to non-GAAP net income of $724,000 for the quarter ended September 30, 2008. Non-GAAP net income per diluted share was $0.02 for the quarter ended September 30, 2009, including the impact of the above mentioned restructuring charge, compared to net income per diluted share of $0.03 for the corresponding quarter of the prior year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kevin Shone, chief financial officer of Unica, said, “While the economic environment was very challenging during our fiscal 2009, we were able to achieve our goal of delivering positive non-GAAP operating profitability and we generated $5 million in cash flows from operations. We are planning our business based on the assumption that the economic environment will remain challenging; however, we are optimistic that Unica’s revenue will return to growth and that profitability margins will expand on a full year basis during fiscal 2010.”

As of September 30, 2009, Unica had cash, cash equivalents and investments of $50.3 million, an increase compared to $48.7 million at June 30, 2009, due primarily to $2.0 million cash provided by operations.

Additional Fourth Quarter and Recent Business Highlights:

•	Unveiled Unica Interactive Marketing OnDemand™, the industry’s first and only solution to unify web analytics, customer analytics, campaign management, and web personalization. In one interface, marketers can analyze visitor behavior, and then immediately use that insight to design and deliver effective email campaigns and personalized web experiences to drive improved revenue growth.

•	Introduced Unica 8, the latest release of its Enterprise Marketing suite. Unica 8 includes significant enhancements and capabilities aimed at enabling interactive marketing and lowering total cost of ownership (TCO) for marketers. A key highlight of Unica 8 is the new cross-product user interface and role-based dashboards. The new interface increases user productivity with enhanced product navigation and a seamless user experience across all modules that comprise the Enterprise Marketing suite.

•	Added customers for its on-demand offerings, including IBM, Barclay’s Global Investors, Banco Popular, Batteries Plus, Choice Hotels International, Dexia, Harland Clarke, The Loyalty Group, Mayo Clinic, Musician’s Friend, Mutual of Omaha, National Association of Realtors, Party Gaming, and Solution Tree, among others. During the fourth quarter, the company added new enterprise customers and expanded relationships with existing enterprise customers including: Allstate, Casinos Austria, BBVA Compass, Comcast, Full Tilt Poker, ING, Kasikorn Bank, Medco, Sears, T-Mobile, UnitedHealth, and Virgin Mobile Australia, among others.

•	Hosted the Company’s European customer conference, the Marketing Innovation Summit 2009 (MIS), October 5-7, 2009 in Paris, with a nearly 50% increase in attendees from the prior year. In addition, the company hosted its inaugural Asia/Pacific Customer Summit in Sydney, Australia, which was attended by nearly one hundred of the region’s leading marketers.

•	Unveiled its new worldwide brand, “MARKETING SUCCESS STARTS WITH U.” As Unica expands into new and emerging markets with innovative interactive marketing solutions in both its enterprise and on-demand product lines, the company concluded that this was the ideal time to update and expand its brand. The new tagline is designed to connote what Unica stands for: bringing marketing success to “U”—Unica’s customers.

Full Year Fiscal 2009 Results

For the full year fiscal 2009, the company reported total revenue of $100.6 million, compared to $121.1 million for fiscal 2008. Subscription revenue was $20.0 million, an increase of 46%, perpetual license revenue was $18.8 million, a decrease of 56%, maintenance revenue on perpetual licenses was $44.7 million, an increase of 1%, and services revenue was $17.1 million, a decrease of 15%, each compared to fiscal 2008.

For the full year fiscal 2009, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $22.5 million, compared to loss from operations of $3.4 million for fiscal 2008. GAAP loss from operations during fiscal 2009 includes $5.8 million of non-cash share-based compensation expense, $2.2 million of amortization of acquired intangible assets, the $15.3 million goodwill impairment charge and $2.9 million associated with restructuring charges. GAAP net loss for fiscal 2009 was $21.8 million, compared to GAAP net loss of $9.7 million for fiscal 2008. GAAP net loss per share for fiscal 2009 was $1.05, compared to GAAP net loss per share of $0.48 in fiscal 2008.

For the full year fiscal 2009, non-GAAP income from operations, which excludes non-cash share-based compensation expense, amortization of acquired intangible assets, and the goodwill impairment charge was $826,000. Non-GAAP income from operations includes the $2.9 million impact associated with the above mentioned restructuring charges. For the full year fiscal 2008, non-GAAP income from operations was $6.2 million.

Non-GAAP net income was $29,000 for fiscal 2009, compared to non-GAAP net income of $4.9 million for fiscal 2008. Non-GAAP net income per diluted share was break-even for fiscal 2009, including the impact of the above mentioned restructuring charges, compared to non-GAAP net income per diluted share of $0.22 in fiscal 2008.

Conference Call Details

Unica will discuss its quarterly results and related matters via a teleconference today, November 9, 2009 at 5:00 p.m. ET. To access this call, dial 800-289-0479 (domestic) or 913-312-0396 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.

A replay of this conference call will be available from 8:00 p.m. ET on Monday, November 9, 2009 through 11:59 p.m. ET on Monday, November 23, 2009 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4282691. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.

Non-GAAP Financial Measures

Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, and earnings per share.

Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:

•	Expense associated with the amortization of intangible assets related to acquisitions and the impairment of goodwill, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Unica

Unica Corporation (Nasdaq: UNCA) is the recognized leader in marketing software solutions. Unica’s advanced set of enterprise marketing management and on-demand marketing solutions empowers organizations and individuals to turn their passion for marketing into valuable customer relationships and more profitable, timely, and measurable business outcomes. These solutions integrate and streamline all aspects of online and offline marketing. Unica’s unique interactive marketing approach incorporates customer and web analytics, centralized decisioning, cross-channel execution, and integrated marketing operations. More than 1,000 organizations worldwide depend on Unica for their marketing management solutions.

Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.

Note to editors: Copyright 2009 Unica Corporation. Unica, NetInsight, and the Unica logo are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

Forward-looking Statements

The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change; and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including those factors listed in the Company’s most recent Quarterly Report on Form 10-Q and the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2008 under “Risk Factors”, which factors could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Media contact:
Dan Ring
Unica Corporation
781-487-8641
dring@unica.com

Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	September 30,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$50,314	$35,799
Short-term investments	—	11,482
Accounts receivable, net	16,492	21,339
Prepaid expenses and other current assets	4,900	6,116

Total current assets	71,706	74,736
Property and equipment, net	5,221	4,781
Long-term investments	—	2,989
Goodwill and other acquired intangible assets, net	15,458	33,028
Other assets	1,647	1,375

Total assets	$94,032	$116,909

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,332	$3,536
Accrued expenses	13,175	14,527
Short-term deferred revenue	35,069	35,369

Total current liabilities	49,576	53,432
Long-term deferred revenue	1,250	1,733
Other long-term liabilities	370	1,738

Total liabilities	51,196	56,903
Stockholders’ equity	42,836	60,006

Total liabilities and stockholders’ equity	$94,032	$116,909

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
License	$3,799	$7,970	$18,823	$42,877
Maintenance and services	15,049	16,288	61,787	64,511
Subscription	5,560	4,332	20,008	13,743

Total revenue	24,408	28,590	100,618	121,131
Costs of revenue:
License	395	665	1,932	3,118
Maintenance and services	4,236	6,069	19,390	25,461
Subscription	1,409	843	4,671	2,862

Total cost of revenue	6,040	7,577	25,993	31,441

Gross profit	18,368	21,013	74,625	89,690
Operating expenses:
Sales and marketing	9,616	12,340	41,773	49,747
Research and development	4,425	5,234	19,886	22,971
General and administrative	3,947	4,552	16,040	19,078
Restructuring charges (credits)	2,193	—	2,941	(286)
Goodwill impairment charge	—	—	15,266	—
Amortization of acquired intangible assets	123	394	1,180	1,573

Total operating expenses	20,304	22,520	97,086	93,083

Loss from operations	(1,936)	(1,507)	(22,461)	(3,393)
Other income (expense), net	102	72	(785)	1,065

Loss before income taxes	(1,834)	(1,435)	(23,246)	(2,328)
Provision for (benefit from) income taxes	(604)	8,014	(1,495)	7,411

Net loss	$(1,230)	$(9,449)	$(21,751)	$(9,739)

Net loss per common share:
Basic	$(0.06)	$(0.46)	$(1.05)	$(0.48)

Diluted	$(0.06)	$(0.46)	$(1.05)	$(0.48)

Shares used in computing net loss per common share:
Basic	20,725	20,667	20,766	20,443

Diluted	20,725	20,667	20,766	20,443

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended September 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(21,751)	$(9,739)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	2,685	2,349
Amortization of capitalized software development costs	186	87
Amortization of acquired intangible assets	2,176	2,897
Goodwill impairment charge	15,266	—
Share-based compensation expense	5,845	6,725
Foreign currency translation loss	229	—
Provision for doubtful accounts	346	117
Excess tax benefits from share-based compensation	—	(142)
Allowance for deferred tax assets	(248)	8,098
Deferred tax benefits	(1,807)	(2,618)
Changes in operating assets and liabilities:
Accounts receivable	4,373	6,559
Prepaid expenses and other current assets	1,258	2,581
Other assets	500	155
Accounts payable	(2,118)	1,222
Accrued expenses	(1,192)	(2,820)
Deferred revenue	(809)	(1,554)
Other long-term liabilities	—	370

Net cash provided by operating activities	4,939	14,287
Cash flows from investing activities:
Purchases of property and equipment	(2,525)	(2,481)
Capitalization of software development costs	(776)	(477)
Cash collected from license acquired in acquisition	154	162
Proceeds from sales and maturities of investments	15,404	35,749
Purchases of investments	(898)	(30,605)
Increase in restricted cash	(69)	—

Net cash provided by investing activities	11,290	2,348
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock	1,093	1,701
purchase plans
Excess tax benefits from share-based compensation	—	142
Treasury shares purchased	(1,920)	—
Payment of withholding taxes in connection with settlement of restricted stock units	(415)	(937)

Net cash provided by (used in) financing activities	(1,242)	906
Effect of exchange rate changes on cash and cash equivalents	(472)	(235)

Net increase in cash and cash equivalents	14,515	17,306
Cash and cash equivalents at beginning of period	35,799	18,493

Cash and cash equivalents at end of period	$50,314	$35,799

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
Non-GAAP financial measures and reconciliation:
GAAP loss from operations	$(1,936)	$(1,507)	$(22,461)	$(3,393)
Add: Share-based compensation	1,853	1,798	5,845	6,725
Add: Amortization of acquired intangible assets	351	717	2,176	2,897
Add: Goodwill impairment charge	—	—	15,266	—

Non-GAAP income from operations	$268	$1,008	$826	$6,229

GAAP loss before income taxes	$(1,834)	$(1,435)	$(23,246)	$(2,328)
Add: Share-based compensation	1,853	1,798	5,845	6,725
Add: Amortization of acquired intangible assets	351	717	2,176	2,897
Add: Goodwill impairment charge	—	—	15,266	—
Adjusted provision for income taxes	(12)	(356)	(12)	(2,407)

Non-GAAP net income	$358	$724	$29	$4,887

Diluted non-GAAP net income per common share	$0.02	$0.03	$0.00	$0.22

Shares used in computing non-GAAP net income per diluted common share:	22,748	22,117	22,490	21,988

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS
(In thousands)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
Share-based compensation:
Cost of license revenue	$12	$—	$49	$—
Cost of maintenance and services revenue	249	216	975	898
Sales and marketing expense	681	634	2,338	2,389
Research and development expense	298	319	1,020	1,294
General and administrative expense	613	629	1,463	2,144

Total share-based compensation expense	$1,853	$1,798	$5,845	$6,725

Amortization of acquired intangible assets:
Cost of license revenue	$228	$324	$996	$1,324
Operating expenses	123	393	1,180	1,573

Total amortization of acquired intangible assets	$351	$717	$2,176	$2,897